                                                                    Exhibit 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20545

                                   FORM T-1

                                  ----------

                       STATEMENT OF ELIGIBILITY UNDER THE
                       TRUST INDENTURE ACT OF 1938 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

               Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)___

                      STATE STREET BANK AND TRUST COMPANY
              (Exact name of trustee as specified in its charter)

             Massachusetts                                       04-1867445
   (Jurisdiction of incorporation or                          (I.R.S. Employer
organization if not a U.S. national bank)                    identification No.)

            225 Franklin Street, Boston, Massachusetts             02110
            (Address of principal executive offices)             (Zip Code)


       John R. Towers, Esq. Executive Vice President and General Counsel
               225 Franklin Street, Boston, Massachusetts  02110
                                (617) 654-3253
           (Name, address and telephone number of agent for service)

                                  ----------

                          UNIFI Communications, Inc.
                          --------------------------
              (Exact name of obligor as specified in its charter)

           DELAWARE                                             04-3097640
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             identification No.)

                             900 Chelmaford Street
                         Lowell, Massachusetts  01851
                                (508) 551-7500
              (Address of principal executive offices)(Zip Code)

                           14% Senior Notes due 2004

                        (Title of Indenture securities)

                                    GENERAL

Item 1.   General Information.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervisory authority to which it is subject.

                Department of Banking and Insurance of The Commonwealth of Massachusetts, 100 Cambridge Street, Boston, Massachusetts.

                Board of Governers of the Federal Reserve System, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C.

          (b) Whether it is authorized to exercise corporate trust powers. Trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations with Obligor.

          If the Obligor is an affiliate if the trustee, describe each such affiliation.

                The obligor is not an affiliate of the trustee or of its parent, State Street Corporation.

                (See note on page 2.)

Item 3. through Item 15.   Not applicable.

Item 16.  List of Exhibits.

          List below all exhibits filed as part of this statement of eligibility.

          1. A copy of the articles of association of the trustee as now in effect.

                A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

          2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

                A copy of a statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as Exhibit 2 to Amendment
                No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

          3. A copy of authorization of the trustee to exercise corporate trust powers, if such authorization not contained in the documents specified in paragraph (1) or (2), above.

                A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

          4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

                A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Eastern Edison Company (File No. 33-37823) and is incorporated herein by reference thereto.

     5. A copy of each indenture referred to in Item 4. If the obligor is in default.

             Not applicable.

     6. The consents of United States Institutional trustees required by Section 321(b) of the Act.

             The consent of the trustees required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its surpervising or examining authority.

             A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.


                                     NOTES

     In answering any Item of this Statement of Eligibility which relates to matters pecullarly within the knowledge of the obligor or any underwriter of the obligor, the trustee has relied upon the information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy of completeness of such information.

     The answer to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from these stated and which would have been required to be stated if known at the date hereof.


                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation duly organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 11th day of July 1997.


                                        STATE STREET BANK AND TRUST COMPANY

                                        By: /s/ Henry W. Seemore
                                           ------------------------------
                                            Henry W. Seemore
                                            Assistant Vice President

                                   EXHIBIT 6


                            CONSENT OF THE TRUSTEE

          Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by UNIFI Communications, Inc. of its 14% Senior Notes Due 2004, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                             STATE STREET BANK AND TRUST COMPANY


                                             By:   /s/  HENRY W. SEEMORE
                                                --------------------------------
                                                   Henry W. Seemore
                                                   Assistant Vice President

Dated:  July 11, 1997

                                   EXHIBIT 7

Consolidated Report of Condition of State Street Bank and Trust Company, Massachussets and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business March 31, 1997,
                                                        --------------
published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172,
Section 22(a).

                                                                                       Thousands of
ASSETS                                                                                 Dollars
Cash and balances due from depository institutions:
          Noninterest-bearing balances and currency and coin...........................         1,665,143
          Interest-bearing balances....................................................         8,193,292
Securities.............................................................................        10,238,113
Federal funds sold and securities purchased
          under agreements to resell in domestic offices
          of the bank and its Edge subsidiary..........................................         5,853,144
Loans and lease financing receivables:
          Loans and leases, net of unearned Income............... 4,936,454
          Allowance for loans and lease losses................... 70,307
          Allocated transfer risk reserve........................    0
          Loans and leases, net of unearned income and allowances......................         4,866,147
Assets held in trading accounts........................................................           957,478
Premises and fixed assets..............................................................           380,117
Other real estate owned................................................................               884
Investments in unconsolidated subsidiaries.............................................            25,835
Customers' liability to this bank on acceptances outstanding...........................            45,548
Intangible assets......................................................................           158,080
Other assets...........................................................................         1,066,957
                                                                                             ------------

Total assets...........................................................................        33,450,737
                                                                                             ============


LIABILITIES

Deposits:
          In domestic offices..........................................................         8,270,845
                    Noninterest-bearing.......................... 6,318,360
                    Interest-bearing............................. 1,952,485
          In foreign offices and Edge subsidiary.......................................        12,760,086
                    Noninterest-bearing..........................    53,052
                    Interest-bearing............................. 12,707,034
Federal funds purchased and securities sold under
          agreements to repurchase in domestic offices of
          the bank and its Edge subsidiary.............................................         8,216,641
Demand notes issued to the U.S. Treasury and Trading Liabilities.......................           926,821
Other borrowed money...................................................................           671,164
Subordinated notes and debentures......................................................              0
Bank's liability on acceptances executed and outstanding...............................            46,137
Other liabilities......................................................................           749,529

Total liabilities......................................................................        31,632,223
                                                                                             ============

EQUITY CAPITAL
Perpetual preferred stock and related surplus..........................................              0
Common stock...........................................................................            29,931
Surplus................................................................................           360,717
Undivided profits and capital reserves/Net unrealized holding gains (losses)...........         1,426,881
Cummulative foreign currency translation adjustments...................................            (4,015)
Total equity capital...................................................................         1,813,514
                                                                                             ============

Total liabilities and equity capital...................................................        33,450,737

I, Rex S. Schuelte, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the Instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                              Rex S. Schuelte

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                              David A. Spins
                                              Marshall N. Carter
                                              Charles F. Kaye



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